Exhibit 10.11

Sichuan Wetouch Technology Co., Ltd

Supplemental Agreement to the Sales Framework Agreement

Party A: Sichuan Wetouch Technology Co., Ltd

Party B:

Sichuan Wetouch Technology Co., Ltd (hereinafter referred to as Party A) and __________________ (hereafter referred to as Party B) entered into a Sales Framework Agreement on ___________, 2018. Based on the mutual benefits and long-term cooperation, both parties agreed to enter into this Supplemental Agreement to the Sales Framework Agreement (“Supplemental Agreement) with the terms as follows:

1. If the purchase amount of Party B from Party A in 2019 exceeds RMB _____ (or $_______) , Party A shall give Party B a concession of 5% of the purchase amount in 2019. If the purchase amount in 2019 fails to reach RMB _____ (or $_______), no concession will be granted.

2. This Supplementary Agreement shall come into force upon being signed and sealed by both parties.

3. This Supplementary Agreement is made in duplicate, with each party holding one copy.

Party A:Sichuan Wetouch Technology Co., Ltd	Party B:

Legal representative:	Legal representative:

Date:	Date: